EXHIBIT 4.18

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY OR THE COMMON SHARES ISSUABLE ON EXERCISE OF THIS SECURITY BEFORE MARCH 30, 2007.

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("U.S. SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT OR PURSUANT TO AN EXEMPTION THEREFROM.

                   -------------------------------------------

                          PACIFIC ENERGY RESOURCES LTD.

             (Incorporated under the laws of the State of Delaware)

No.
    -----------

                             STOCK PURCHASE WARRANT

         This Stock Purchase Warrant certifies that, for value received, [HOLDER LISTED ON AN ATTACHMENT HERETO] (the "HOLDER"), or its registered assigns, is entitled to purchase from Pacific Energy Resources Ltd., a company incorporated under the laws of the State of Delaware (the "COMPANY"), at any time or from time to time during the period specified in SECTION 3 hereof, [NUMBER LISTED UNDER HOLDER'S NAME IN ROW A ON ATTACHMENT HERETO] fully paid and nonassessable shares of the Company's common stock, $0.0001 par value per share ("COMMON STOCK") at an exercise price per share of CAD$1.42 (the "EXERCISE PRICE").

         This Warrant, together with all warrants issued upon transfer, exchange or in replacement hereof pursuant to SECTION 8 hereof (collectively, the "WARRANTS"), is issued pursuant to, and is subject to all terms, provisions, and conditions contained in, that certain Warrant Purchase Agreement, dated November 30, 2006 (the "PURCHASE AGREEMENT"), by and among the Company and the Holder. Terms used but not defined herein shall have the respective meanings assigned to such terms in the Purchase Agreement.

         The shares of Common Stock purchasable hereunder shall vest upon each advancement of funds to the Company pursuant to the Credit Agreement (the date of each such advancement is herein called the "ADVANCEMENT DATE"). The number of shares of Common Stock that will vest on each Advancement Date shall equal
(A)(i) the amount of funds advanced to the Company pursuant to the Credit Agreement on such Advancement Date, divided by (ii) 70,000,000, multiplied by
(B)(i) the number of shares of Common Stock outstanding on such Advancement Date (determined on a fully-diluted basis) multiplied by (ii) [NUMBER LISTED UNDER HOLDER'S NAME IN ROW B ON AN ATTACHMENT HERETO]. In no event shall the number of shares of Common Stock purchasable hereunder that will



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vest on any Advancement Date, when added to the number of shares of Common Stock purchasable hereunder that have vested prior to such Advancement Date and the number of shares of Common Stock purchasable pursuant to any Warrant issued pursuant to Section 2.2(b) of the Purchase Agreement, exceed [NUMBER LISTED
UNDER HOLDER'S NAME IN ROW C ON AN ATTACHMENT HERETO]% of the number of shares of Common Stock outstanding (determined on a fully-diluted basis) on such Advancement Date.

         The term "WARRANT SHARES", as used herein, refers to the shares of Common Stock purchasable hereunder that have vested pursuant to the preceding paragraph.

         The Warrant Shares and the Exercise Price of Warrant Shares are subject to adjustment as provided in SECTION 5 hereof.

         This Warrant is subject to the following additional terms, provisions, and conditions:

         1. MANNER OF EXERCISE; ISSUANCE OF CERTIFICATES; PAYMENT FOR SHARES. Subject to the provisions hereof, this Warrant may be exercised by the Holder hereof, in whole or in part, by the surrender of this Warrant, together with a completed Exercise Agreement in the form attached hereto, to the Company during normal business hours on any business day at the Company's principal office in Long Beach, California (or such other office or agency of the Company as it may designate by notice to the Holder hereof), during the Exercise Period (as defined in SECTION 3), and upon payment to the Company of the Exercise Price for the Warrant Shares specified in said Exercise Agreement, which such payment shall be made (a) in cash or by bank check for all Warrant Shares purchased hereunder, (b) through a "cashless" or "net-issue" exercise of each such Warrant ("CASHLESS EXERCISE"), or (c) any combination of the foregoing. If the Holder desires to exercise this Warrant by means of a Cashless Exercise, (i) the Holder shall exchange this Warrant for that number of Warrant Shares determined by multiplying the number of Warrant Shares issuable on such exercise by a fraction, the numerator of which shall be the difference between (x) the Market Price per Warrant Share and (y) the Exercise Price, and the denominator of which shall be the Market Price per Warrant Share, and (ii) the Exercise Agreement shall set forth the calculation upon which the Cashless Exercise is based. The Company shall not be required to issue fractional Warrant Shares upon any exercise of the Warrant, but instead shall pay to the Holder of this Warrant the cash value of any such fractional Warrant Shares. The Warrant Shares so purchased shall be deemed to be issued to the Holder hereof or their designees as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered, the completed Exercise Agreement delivered, and payment made for such shares as aforesaid. Certificates for the Warrant Shares so purchased, representing the aggregate number of shares specified in said Exercise Agreement, shall be delivered to the Holder hereof within a reasonable time, not exceeding ten business days, after this Warrant shall have been so exercised. The certificates so delivered shall be in such denominations as may be reasonably requested by the Holder hereof, shall, unless the Warrant Shares evidenced by such certificate (i) have previously been registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), or (ii) are issued more than four months and a day after the date of this Warrant, be imprinted with restrictive legends substantially similar to the legends appearing on the face of this Warrant, as applicable, and shall be registered in the name of said Holder or such other name as shall be designated by said Holder. The Company shall pay all taxes and other expenses and charges payable in connection with the preparation, execution, and delivery of stock certificates pursuant to this SECTION 1 except that, in case such stock certificates shall be registered in a name or names other than the Holder of this Warrant, funds sufficient to pay all stock transfer taxes which shall be payable in connection with the execution and delivery of such stock certificates shall be paid by the Holder hereof to the Company at the time of the delivery of such stock certificates by the Company as mentioned above.

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         2. LIMITATION ON NUMBER OF SHARES ISSUABLE. Notwithstanding anything contained herein to the contrary, while the Common Stock is traded on the Toronto Stock Exchange, the rights represented by this Warrant shall not be exercisable by the Holder and the Company shall not give effect to any such exercise, if and solely to the extent that after giving effect to such exercise, the Holder, together with any person or company acting jointly or in concert with the Holder with respect to the voting of voting securities of the Company, would in the aggregate directly or indirectly own or exercise control or direction over the voting of that number of voting securities of the Company (not including shares subject to a warrant as to which no notice of exercise and corresponding payment has been delivered) that is 19.99% or greater of the total issued and outstanding voting securities of the Company after giving effect to such exercise.

         3. PERIOD OF EXERCISE. With respect to each Warrant Share, this Warrant is exercisable at any time or from time to time during the period commencing on the date such Warrant Share vested and ending on the date which is five years from the date such Warrant Share vested (the "EXERCISE PERIOD").

         4. CERTAIN ACTIONS PROHIBITED. The Company will not, by amendment of certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the holder of this Warrant in order to protect the exercise privilege of the holder of this Warrant against dilution or other impairment, consistent with the tenor and purpose of this Warrant.

         Without limiting the generality of the foregoing,

                  (i) the Company will not increase the par value of the shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect;

                  (ii) before taking any action which would cause an adjustment reducing the Exercise Price below the then par value of the shares of Common Stock so receivable, the Company will take all such corporate action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Exercise Price upon the exercise of this Warrant; and

                  (iii) the Company will not take any action which results in any adjustment of the Exercise Price if the total number of shares of Common Stock issuable after the action upon the exercise of this Warrant would exceed the total number of shares of Common Stock then authorized by the Company's charter and available for other the purpose of issue upon such exercise.

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         5. ANTI-DILUTION PROVISIONS. Subject to approval by the Toronto Stock
Exchange at the time of any such adjustment if the Common Stock is then traded on the Toronto Stock Exchange, the Exercise Price shall be subject to adjustment from time to time as provided in this SECTION 5. Upon each adjustment of the Exercise Price, the holder of this Warrant shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the largest number of Warrant Shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable hereunder immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment. For purposes of this
SECTION 5, the term "CAPITAL STOCK", as used herein, includes the Common Stock and any additional class of stock of the Company having no preference as to dividends or distributions on liquidation which may be authorized in the future by an amendment to the Company's charter, provided that the shares purchasable pursuant to this Warrant shall include only shares of Common Stock, or shares resulting from any subdivision or combination of the Common Stock, or in the case of any reorganization, reclassification, consolidation, merger, or sale of the character referred to in this SECTION 5, the stock or other securities or property provided for in this SECTION 5.

         (a) ADDITIONAL ISSUANCES OF CAPITAL STOCK.

                  (i) If the Company at any time after the date hereof shall issue shares of Capital Stock, options to repurchase or rights to subscribe for Capital Stock, securities by their terms convertible into or exchangeable for Capital Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities without consideration or for consideration per share less than the Exercise Price per share of Common Stock in effect immediately prior to the issuance of such Capital Stock or securities, then the Exercise Price shall be adjusted to a price (calculated to the nearest .001 of a cent) determined by multiplying the Exercise Price in effect immediate prior to such event by a fraction:

                           (A) the numerator of which shall be the sum of (1)
                  the number of shares of Capital Stock Outstanding on a fully-diluted basis immediately prior to such issuance and (2) the number of additional shares of Capital Stock which the aggregate consideration for the number of shares of Capital Stock so offered would purchase at the Exercise Price in effect immediately prior to such issuance, and

                           (B) the denominator of which shall be the number of
                  shares of Capital Stock outstanding on a fully-diluted basis immediately after such issuance.

                  (ii) In the case of the issuance of Capital Stock, options to purchase or rights to subscribe for Capital Stock, securities by their terms convertible into or exchangeable for Capital Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the Market Price of the non-cash consideration.

                  (iii) In the case of the issuance of options to purchase or rights to subscribe for Capital Stock, securities by their terms convertible into or exchangeable for Capital Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities:

                           (A) the aggregate maximum number of shares of Capital
                  Stock that potentially may be deliverable upon exercise of such options to purchase or rights to subscribe for Capital Stock at any time during the term thereof shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in clause (ii) above), if any, received by the Company upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Capital Stock covered thereby;

                           (B) the aggregate maximum number of shares of Capital
                  Stock that potentially may be deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof at any time during the term thereof shall be deemed to have been issued at the time such securities, options, or rights were issued and for a consideration equal to the consideration received by the Company for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Company upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in CLAUSE (II) above);

                           (C) on any increase in the number of shares or
                  decrease in the effective exercise or conversion price of Capital Stock deliverable upon exercise of any such options, rights or securities or conversions of or exchanges of such securities, excluding any change resulting from the antidilution provisions thereof, the Exercise Price shall forthwith be readjusted to such Exercise Price as would have been obtained had the adjustment made upon the issuance of such options, rights or securities not converted prior to such change or options or rights related to such securities not converted prior to such change been made upon the basis of such change; and

                           (D) no further adjustment of the Exercise Price
                  adjusted upon the issuance of any such options, rights, convertible securities or exchangeable securities shall be made as a result of the actual issuance of Capital Stock on the exercise of any such rights or options or any conversion or exchange of any such securities.

                  (iv) For the purposes of this SECTION 5(a), any issuance of shares pursuant to Section 1(c) of the Registration Rights Agreement by and among the Company, each subscriber thereunder, D&D Securities Company, Energy Capital Solutions, LLC, Octagon Capital Corporation, and the holders of the Lender Warrants, as defined therein, shall be deemed an issuance of Capital Stock for which no consideration was received.

         (b) ACQUISITIONS OF CAPITAL STOCK. If the Company or any Subsidiary shall, at any time after the date hereof, directly or indirectly, redeem, purchase, or otherwise acquire any shares of Capital Stock, options to purchase or rights to subscribe for Capital Stock, securities by their terms convertible into or exchangeable for Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities, for consideration per share (plus, in the case of such options, rights, or securities, the additional consideration required to be paid to the Company upon exercise, conversion or exchange) greater than the Market Price per share of Capital Stock immediately prior to such event, then the Exercise Price shall be adjusted to a price (calculated to the nearest .001 of a cent) determined by multiplying the Exercise Price in effect immediate prior to such event by a fraction:

                  (i) the numerator of which shall be the result obtained by dividing (A)(1) the product of (x) the number of shares of Capital Stock outstanding on a fully-diluted basis and (y) the Market Price per share of Capital Stock, in each case immediately prior to such event, minus (2) the aggregate consideration paid by the Company in such event (plus, in the case of options, rights, or convertible or exchangeable securities, the aggregate additional consideration required to be paid to the Company upon exercise, conversion, or exchange), by (B) the number of shares of Common Stock outstanding on a fully-diluted basis immediately after such event, and

                  (ii) the denominator of which shall be Market Price per share of Capital Stock immediately prior to such event.

         (c) SUBDIVISIONS AND COMBINATIONS. If at any time the Company shall (i) subdivide the outstanding shares of Capital Stock into a greater number of shares, or (ii) combine the outstanding shares of Capital Stock into a smaller number of shares, the Exercise Price in effect immediately prior thereto shall be adjusted proportionately so that the adjusted Exercise Price shall bear the same relation to the Exercise Price in effect immediately prior to such event as the total number of shares of Capital Stock outstanding immediately prior to such event shall bear to the total number of shares of Capital Stock outstanding immediately after such event. Such adjustment shall become effective immediately after the effective date of a subdivision or combination.

         (d) STOCK DIVIDENDS. If the Company at any time after the date hereof shall declare, order, pay or make any dividend or other distribution to all holders of the Capital Stock payable in Capital Stock, then in each such case, subject to SECTION 5(g) hereof, the Exercise Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of any class of securities entitled to receive such dividend or distribution shall be reduced to a price (calculated to the nearest .001 of a cent) determined by multiplying such Exercise Price by a fraction:

                  (i) the numerator of which shall be the number of shares of Capital Stock outstanding immediately prior to such dividend or distribution, and

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                  (ii) the denominator of which shall be the number of shares of
         Capital Stock outstanding immediately after such dividend or distribution.

         Such adjustment shall be made on the date such dividend is paid or such distribution is made and shall become effective retroactive to the record date for the determination of shareholders entitled to receive such dividend or distribution.

         (e) DIVIDENDS OTHER THAN STOCK DIVIDENDS. If the Company at any time after the date hereof shall declare, order, pay or make any dividend or other distribution to all holders of the Capital Stock, other than a dividend payable in shares of Capital Stock (including, without limitation, dividends or distributions payable in cash, evidences of indebtedness, rights, options or warrants to subscribe for or purchase any Capital Stock or other securities, or any other securities or other property), then, and in each such case, the Holder may elect to either (i) receive a dilution fee from the Company in an amount (whether in the form of cash or other property) equal to the amount (and in the form) of the dividends or distribution that such Holder would have received had the Warrant been exercised as of the date immediately prior to the record date for such dividend or distribution, with the dilution fee to be payable on the same payment date established by the Company for the payment of such dividend or distribution, or (ii) subject to SECTION 5(g) hereof, have the Exercise Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of any class of securities entitled to receive such dividend or distribution reduced to a price (calculated to the nearest .001 of a cent) determined by multiplying such Exercise Price by a fraction:

                  (i) the numerator of which shall be the Market Price in effect on such record date or, if any class of Capital Stock trades on an ex-dividend basis, the trading date immediately prior to the date of commencement of ex-dividend trading, less the value of such dividend or distribution (as determined in good faith by the board of directors of the Company) applicable to one share of Capital Stock, and

                  (ii) the denominator of which shall be such Market Price on such record date or, if any class of Capital Stock trades on an ex-dividend basis, the trading date immediately prior to the date of commencement of ex-dividend trading.

         Such adjustment shall be made on the date such dividend is paid or such distribution is made and shall become effective retroactive to the record date for the determination of shareholders entitled to receive such dividend or distribution.

         (f) DEFINITION OF MARKET PRICE.

                  (i) "MARKET PRICE" means, as to any security, the Twenty Day Average of the average closing prices of such security's sales on all domestic or Canadian securities exchanges on which such security may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the highest bid and lowest asked prices on such day in the domestic or Canadian over-the-counter market as reported by the National Quotation Bureau,

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         Incorporated, or any similar or successor organization (and in each such case excluding any trades that are not bona fide, arm's length transactions). If at any time such security is not listed on any domestic or Canadian securities exchange or quoted on the domestic over-the-counter market, the Market Price of such security shall be the fair market value thereof as determined in accordance with the Appraisal Procedure, using any appropriate valuation method, assuming an arms-length sale to an independent party. "MARKET PRICE" means, with respect to property other than securities, the fair market value determined in accordance with the Appraisal Procedure.

                  (ii) As used in the definition of Market Price, the term "TWENTY DAY AVERAGE" means the average of such prices over the twenty trading days ending on the Business Day immediately prior to the day as of which Market Price is being determined.

                  (iii) As used in the definition of Market Price, the term "APPRAISAL PROCEDURE" means the following procedure to determine the fair market value, as to any security, for purposes of the definition of Market Price or the fair market value, as to any other property (in either case, the "VALUATION AMOUNT"). The Valuation Amount shall be determined in good faith jointly by the Company and the Holder; provided, however, that if such parties are not able to agree on the Valuation Amount within a reasonable period of time (not to exceed 20 Business Days), the Valuation Amount shall be determined by an investment banking firm of national reputation, which firm shall be reasonably acceptable to the Company and the Holder. If the Company and the Holder are unable to agree upon an acceptable investment banking firm within ten days after the date either party proposed that one be selected, the investment banking firm will be selected by an arbitrator located in New York City, New York, selected by the American Arbitration Association (or if such organization ceases to exist, the arbitrator shall be chosen by a court of competent jurisdiction). The arbitrator shall select the investment banking firm (within ten days of his appointment) from a list, jointly prepared by the Company and the Holder, of not more than six investment banking firms of national reputation in the United States, of which no more than three may be named by the Company and no more than three may be named by the Holder. The arbitrator may consider, within the ten-day period allotted, arguments from the parties regarding which investment banking firm to choose, but the selection by the arbitrator shall be made in its sole discretion from the list of six. The Company and the Holder shall submit their respective valuations and other relevant data to the investment banking firm, and the investment banking firm shall, within thirty days of its appointment, make its own determination of the Valuation Amount. The determination of the final Valuation Amount by such investment banking firm shall be final and binding upon the parties. The Company shall pay all of the fees and expenses of the investment banking firm and arbitrator (if any) used to determine the Valuation Amount. If required by any such investment banking firm or arbitrator, the Company shall execute a retainer and engagement letter containing reasonable terms and conditions, including, without limitation, customary provisions concerning the rights of indemnification and contribution by the Company in favor of such investment banking firm or arbitrator and its officers, directors, partners, employees, agents and Affiliates.

         (g) MINIMUM ADJUSTMENT OF EXERCISE PRICE. If the amount of any adjustment of the Exercise Price required pursuant to this SECTION 5 would be less than one percent (1%) of the Exercise Price in effect at the time such adjustment is otherwise so required to be made, such amount shall be carried forward and adjustment with respect thereto made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate at least one percent (1%) of such Exercise Price; provided that, upon the exercise of this Warrant, all adjustments carried forward and not theretofore made up to and including the date of such exercise shall, with respect to the portion of this Warrant then exercised, be made to the nearest .001 of a cent.

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         (h) FUNDAMENTAL CHANGE TRANSACTION. In case at any time after the date hereof a purchase, tender, or exchange offer shall have been made to and accepted by the holders of more than 50% of the outstanding shares of Capital Stock, or the Company is otherwise a party to any transaction (including, without limitation, a merger, consolidation, sale of all or substantially all the Company's assets, liquidation, or recapitalization of the Capital Stock) which is to be effected in such a way that as a result of such transaction or offer (x) the holders of Common Stock (or any other securities of the Company then issuable upon the exercise of this Warrant) shall be entitled to receive stock or other securities or property (including cash) with respect to or in exchange for Common Stock (or such other securities), or (y) the Capital Stock ceases to be a publicly traded security either listed on the Toronto Stock Exchange, any United States securities exchange, or any successor thereto or comparable system (each such transaction being herein called a "FUNDAMENTAL CHANGE TRANSACTION"), then, as a condition of such Fundamental Change Transaction, lawful and adequate provision shall be made whereby the holder of this Warrant shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant, and in lieu of the shares of Common Stock (or such other securities) purchasable immediately before such transaction upon the exercise hereof, such stock or other securities or property (including cash) as may be issuable or payable with respect to or in exchange for a number of outstanding shares of Common Stock (or such other securities) equal to the number of shares of Common Stock (or such other securities) purchasable immediately before such transaction upon the exercise hereof, had such Fundamental Change Transaction not taken place. In any such case appropriate provision shall be made with respect to the rights and interests of the holder of this Warrant to the end that the provisions hereof (including, without limitation, the provisions for adjustments of the Exercise Price and of the number of Warrant Shares purchasable upon exercise hereof) shall thereafter be applicable, as nearly as reasonably may be, in relation to the stock or other securities or property thereafter deliverable upon the exercise hereof (including an immediate adjustment of the Exercise Price if by reason of or in connection with such Fundamental Change Transaction any securities are issued or event occurs which would, under the terms hereof, require an adjustment of the Exercise Price). In the event of a consolidation or merger of the Company with or into another corporation or entity as a result of which a greater or lesser number of shares of Common Stock of the surviving corporation or entity are issuable to holders of Capital Stock in respect of the number of shares of Capital Stock outstanding immediately prior to such consolidation or merger, then the Exercise Price in effect immediately prior to such consolidation or merger shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Capital Stock. The provisions of this SECTION 5(h) shall similarly apply to successive Fundamental Change Transactions. The Company shall not effect any such Fundamental Change Transaction unless prior to or simultaneously with the consummation thereof the successor corporation or entity (if other than the Company) resulting from such consolidation or merger or the corporation or entity purchasing such assets and any other corporation or entity the shares of stock or other securities or property of which are receivable thereupon by the holder of this Warrant shall expressly assume, by written instrument executed and delivered (and satisfactory in form to the initial Holder of this Warrant) to the holder of this Warrant, (i) the obligation to deliver to such holder such stock or other securities or property as, in accordance with the foregoing provisions, such holder may be entitled to purchase and (ii) all other obligations of the Company hereunder.

         (i) NOTICE OF ADJUSTMENT. Upon the occurrence of any event requiring an adjustment of the Exercise Price, then and in each such case, the Company shall promptly deliver to the holder of this Warrant a notice stating the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares of Common Stock issuable upon exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Within 90 days after each fiscal year in which any such adjustment shall have occurred, or within 30 days after any request therefor by the holder of this Warrant stating that such holder contemplates exercise of this Warrant, the Company will deliver to the holder of this Warrant a certificate of the Company's chief financial officer confirming the statements in the most recent notice delivered under this SECTION 5(i).

         (j) OTHER NOTICES. In case at any time:

                  (i) the Company shall declare or pay to all the holders of Capital Stock any dividend (whether payable in Capital Stock, cash, securities or other property);

                  (ii) the Company shall offer for subscription pro rata to all the holders of Capital Stock any additional shares of stock of any class or other rights;

                  (iii) there shall be any capital reorganization, or reclassification of the Capital Stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all its assets to, another corporation or other entity;

                  (iv) there shall be a voluntary or involuntary dissolution, liquidation, or winding-up of the Company; or

                  (v) there shall be any other Fundamental Change Transaction;

then, in any one or more of such cases, the Company shall give to the holder of this Warrant (a) at least 15 days prior to any event referred to in CLAUSE (i) or (ii) above, at least 30 days prior to any event referred to in CLAUSE (iii),
(iv), or (v) above, written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution, or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding-up, or transaction and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding-up, or transaction known to the Company, at least 30 days prior written notice of the date (or, if not then known, a reasonable approximation thereof by the Company) when the same shall take place. Such notice in accordance with the foregoing CLAUSE (a) shall also specify, in the case of any such dividend, distribution, or subscription rights, the date on which such holders of Capital Stock shall be entitled thereto, and such notice in accordance with the foregoing CLAUSE (b) shall also specify the date on which such holders of Capital Stock shall be entitled to exchange their Capital Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding-up, or transaction, as the case may be. Such notice shall also state that the action in question or the record date is subject to the effectiveness of a registration statement under the Securities Act and applicable securities laws of the provinces of Canada, or to a favorable vote of security holders, if either is required.

         (k) CERTAIN EVENTS. If any event occurs as to which, in the good faith judgment of the board of directors of the Company, the other provisions of this
SECTION 5 are not strictly applicable or if strictly applicable would not fairly protect the exercise rights of the holder of this Warrant in accordance with the essential intent and principles of such provisions, then the board of directors of the Company shall make such adjustment, if any, on a basis consistent with such essential intent and principles, necessary to preserve, without dilution, the rights of the holder of this Warrant; provided that no such adjustment shall have the effect of increasing the Exercise Price as otherwise determined pursuant to this Section 5 (except for an event that is similar in nature to a share consolidation).

         (l) CHANGES IN SECURITIES. Notwithstanding any provision in this
SECTION 5 to the contrary and without limitation to any other provision contained in this SECTION 5, in the event any securities of the Company are amended, modified or otherwise altered by operation of its terms or otherwise in any manner whatsoever (including through the anti-dilution provisions thereof) that results in (i) the reduction of the effective exercise, conversion or exchange price of such securities payable upon the exercise for, or conversion or exchange into, Common Stock or other securities exercisable for, or convertible or exchangeable into, Common Stock and/or (ii) such securities becoming exercisable for, or convertible or exchange into (A) more shares or dollar amount of such securities which are, in turn exercisable for, or convertible or exchangeable into, Common Stock, or (B) more shares of Common Stock, then such amendment, modification or other alteration shall be treated for purposes of SECTION 5 as if the securities which have been amended, modified or altered had never been issued and new securities have been issued with the amended or modified terms. The Company shall make all necessary adjustments (including successive adjustments if required) to the Exercise Price in accordance with SECTION 5 but in no event shall the Exercise Price be greater than it was immediately prior to the application of this SECTION 5(1) to the amendment, modification or alteration in question.

         (m) EXCEPTIONS. Notwithstanding anything to the contrary, SECTION 5 shall not apply to the issuance and/or exercise of options to purchase shares of Common Stock granted to employees, consultants, or directors of the Company pursuant to the Company's 2006 Share Option Plan in the ordinary course of business, not to exceed ten percent of the Company's total issued and outstanding shares of Common Stock on a fully-diluted basis at any given time.

         (n) INDEPENDENT APPLICATION. Except as otherwise provided herein, all subsections of this SECTION 5 are intended to operate independently of one another (but without duplication). If an event occurs that requires the application of more than one subsection, all applicable subsections shall be given independent effect without duplication.

         (o) NO DILUTION. If any event shall occur as to which the provisions of this SECTION 5 are not strictly applicable but the failure to make any adjustment would adversely affect the purchase rights represented by the Warrant in accordance with the essential intent and principles of such Section (including, without limitation, the issuance of securities other than Common Stock which have the right to participate in distributions to the holders of Common Stock, the granting of "phantom stock" rights or "stock appreciation rights"), then, in each such case, the Company shall, upon the request of any Holder, appoint an investment banking firm of recognized national standing, or any other financial expert that does not (or whose directors, officers, employees, affiliates or stockholders do not) have a direct or material indirect financial interest in the Company or any of its subsidiaries, who has not been, and, at the time it is called upon to give independent financial advice to the Company, is not (and none of its directors, officers, employees, affiliates or stockholders are) a promoter, director or officer of the Company or any of its subsidiaries, which shall give their opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in this
SECTION 5 necessary to preserve, without dilution, the purchase rights, represented by this Warrant. Prior to such determination by such investment banking firm, the Company and the requesting Holder, respectively, shall specify the amount, if any, of the adjustment that such party has determined in good faith to be appropriate. The adjustment determined by the investment banking firm shall be within the range of the adjustments thus proposed by the parties, and the costs and fees of such investment banking firm shall be allocated proportionately between the Company, on one hand, and the Holder, on the other, based on the respective differences between the amount of the adjustment as determined by such investment banking firm and the amounts of such adjustment proposed by the Company and the Holder. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the holders of the Warrants and shall make the adjustments described therein.

         6. ISSUE TAX. The issuance of certificates for Warrant Shares upon the exercise of this Warrant shall be made without charge to the holder of this Warrant or such shares for any issuance tax in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any warrant or certificate in a name other than the holder of this Warrant.

         7. NO RIGHTS OR LIABILITIES AS A SHAREHOLDER. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company. No provision of this Warrant, in the absence of affirmative action by the holder hereof to purchase Warrant Shares, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the Exercise Price or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

         8. TRANSFER, EXCHANGE, AND REPLACEMENT OF WARRANT; REGISTRATION RIGHTS.

         (a) WARRANT TRANSFERABLE. The transfer of this Warrant and all rights hereunder, in whole or in part, is registrable at the office or agency of the Company referred to in SECTION 8(e) hereof by the holder hereof in person or by his duly authorized attorney, upon surrender of this Warrant properly endorsed. Upon any transfer of this Warrant to any person, other than a person who is at that time a holder of other Warrants, the Company shall have the right to require the holder and the transferee to make customary representations to the extent reasonably necessary to assure that the transfer will comply with the Securities Act and applicable securities laws of the provinces of Canada. Each holder of this Warrant, by taking or holding the same, consents and agrees that this Warrant, when endorsed in blank, shall be deemed negotiable, and that the holder hereof, when this Warrant shall have been so endorsed, may be treated by the Company and all other persons dealing with this Warrant as the absolute owner and holder hereof for any purpose and as the person entitled to exercise the rights represented by this Warrant and to the registration of transfer hereof on the books of the Company; but until due presentment for registration of transfer on such books the Company may treat the registered holder hereof as the owner and holder hereof for all purposes, and the Company shall not be affected by any notice to the contrary.

         (b) WARRANT EXCHANGEABLE FOR DIFFERENT DENOMINATIONS. This Warrant is exchangeable, upon the surrender hereof by the holder hereof at the office or agency of the Company referred to in SECTION 8(e) hereof, for new Warrants of like tenor representing in the aggregate the right to purchase the number of shares of Common Stock which may be purchased hereunder, each of such new Warrants to be imprinted with the same legend appearing on the face of this Warrant and to represent the right to purchase such number of shares as shall be designated by said holder hereof at the time of such surrender. For purposes hereof, the term "WARRANT" shall be deemed to include any and all such replacement Warrants, whether issued pursuant to this SUBSECTION (b) or any other Section hereof.

         (c) REPLACEMENT OF WARRANT. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft, or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

         (d) CANCELLATION; PAYMENT OF EXPENSES. Upon the surrender of this Warrant in connection with any transfer, exchange, or replacement as provided in this SECTION 8, this Warrant shall be promptly cancelled by the Company. The Company shall pay all taxes (other than securities transfer taxes) and all other expenses and charges payable in connection with the preparation, execution, and delivery of Warrants pursuant to this SECTION 8.

         (e) REGISTER. The Company shall maintain, at its principal office in Long Beach, California (or such other office or agency of the Company as it may designate by notice to the holder hereof), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee and each prior owner of this Warrant.

         (f) REGISTRATION RIGHTS. The issuance of any Warrant Shares required to be reserved for purposes of exercise of this Warrant and the resale of such Warrant Shares are entitled to the benefits of the registration rights provided by the registration rights agreement provided for by the Purchase Agreement.

         9. NOTICES. All notices, requests, and other communications required or permitted to be given or delivered hereunder to the holder of this Warrant shall be in writing, and shall be personally delivered, or shall be sent by certified or registered mail, postage prepaid and addressed, to such holder at the address shown for such holder on the books of the Company, or at such other address as shall have been furnished to the Company by notice from such holder. All notices, requests, and other communications required or permitted to be given or delivered hereunder to the Company shall be in writing, and shall be personally delivered, or shall be sent by certified or registered mail, postage prepaid and addressed, to the office of the Company at 111 West Ocean Blvd., Suite 1240, Long Beach, California 90802, Attention: President, or at such other address as shall have been furnished to the holder of this Warrant by notice from the Company. Any such notice, request, or other communication may be sent by facsimile, but shall in such case be subsequently confirmed by a writing personally delivered or sent by certified or registered mail as provided above. All notices, requests, and other communications shall be deemed to have been given either at the time of the delivery thereof to (or the receipt by, in the case of a facsimile) the person entitled to receive such notice at the address of such person for purposes of this Section 9, or, if mailed, at the completion of the third full day following the time of such mailing thereof to such address, as the case may be.

         10. GOVERNING LAW. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF NEW YORK, WITHOUT REGARD TO ANY CHOICE OF LAW PRINCIPLES OF SUCH STATE.

         11. REMEDIES. The Company stipulates that the remedies at law of the holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific enforcement of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

         12. MISCELLANEOUS.

         (a) AMENDMENTS. This Warrant and any provision hereof may not be changed, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party (or any predecessor in interest thereof) against which enforcement of the same is sought.

         (b) DESCRIPTIVE HEADINGS. The descriptive headings of the several sections of this Warrant are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.

         (c) SUCCESSORS AND ASSIGNS. This Warrant shall, to the extent provided in SECTION 5(h), be binding upon any entity succeeding to the Company by merger, consolidation, or acquisition of all or substantially all the Company's assets.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer on this 30th day of November, 2006.

                                                  PACIFIC ENERGY RESOURCES LTD.

                                                  By:
                                                      --------------------------
                                                  Name: Darren Katic
                                                        ------------------------
                                                  Title: President
                                                         -----------------------

                           FORM OF EXERCISE AGREEMENT

Dated:   ___________________

To:      ___________________

         -------------------

Attention: ________________________

         The undersigned, the Holder of the foregoing Warrant, hereby elects to exercise purchase rights represented thereby for, and to purchase thereunder, ________ shares of the Common Stock covered by such Warrant through a "cashless" or "net issue" exercise of such Warrant ("Cashless Exercise") pursuant to
Section 1 of such Warrant, and request that certificates for such shares (and any other securities or other property issuable upon such exercise) be issued in the name of, and delivered to __________________ and __________________.

The calculation upon which the Cashless Exercise is based is as follows:

(No. of Warrants) ((Market Price - Exercise Price)/Market Price) = No. of shares of common stock

         - OR -

         The undersigned, the Holder of the foregoing Warrant, hereby elect to exercise purchase rights represented thereby for, and to purchase thereunder, ________ shares of the Common Stock covered by such Warrant, and herewith makes payment in full for such shares, and requests that certificates for such shares (and any other securities or other property issuable upon such exercise) be issued in the name of, and delivered to _________________ and _______________.

                       Signature:
                                  ----------------------------------------------
                       Title of Signing Officer or Agent (if any)
                                                                  --------------

                       Note: The above signature should correspond exactly with
                             the name on the face of the within Warrant or with the name of the assignee appearing in the assignment form.

                               FORM OF ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers all the rights represented by and under the within Warrant, with respect to the number of shares of Common Stock covered thereby set forth hereinbelow, to:

NAME OF ASSIGNEE           ADDRESS         NO. OF SHARES
----------------           -------         -------------











, and hereby irrevocably constitutes and appoints _________________________ as agent and attorney-in-fact to transfer said Warrant on the books of the within-named corporation, with full power of substitution in the premises.

Dated: ________________, _____

In the presence of

------------------------------

                                Name:
                                      ------------------------------------------

                                Signature:
                                           -------------------------------------
                                Title of Signing Officer or Agent (if any):
                                          --------------------------------------

                                         ---------------------------------------

                                Address:
                                         ---------------------------------------

                                         ---------------------------------------

                                Note: The above signature should correspond
                                      exactly with the name on the face of the within Warrant.



                                  ATTACHMENT TO
                                  -------------

                                  EXHIBIT 4.18
                                  ------------

                        [FORM OF STOCK PURCHASE WARRANT]



      ROW           PARAGRAPH
                    REFERENCE
----------------- --------------- ------------------------ ------------------------- ---------------------------------

Holder            Preamble        GOLDMAN SACHS & CO.      SPCP GROUP LLC            SPCP GROUP III LLC
----------------- --------------- ------------------------ ------------------------- ---------------------------------

A                 1               16,543,387               6,680,983                 2,226,994
----------------- --------------- ------------------------ ------------------------- ---------------------------------

B                 3               0.0975                   0.039375                  0.013125
----------------- --------------- ------------------------ ------------------------- ---------------------------------

C                 3               9.75                     3.9375                    1.3125
----------------- --------------- ------------------------ ------------------------- ---------------------------------
